SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of principal executive offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01 Other Events.

On June 8, 2007, Marketron International, Inc. ("Marketron"), a partner company of Internet Capital Group, Inc. (the "Company"), consummated a merger pursuant to an agreement with WBS Group LLC and Marketron Acquisition Corp., each of which is an affiliate of The Wicks Group of Companies, L.L.C. ("Wicks"). Pursuant to the merger, Marketron has been acquired by Wicks. A copy of the Company's press release announcing the consummation of the merger is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The Company's share of the cash proceeds related to the sale is approximately $36.7 million, approximately $4.8 million of which has been placed in escrow and will be released over a three-year period, subject to indemnity claims pursuant to the terms of the merger agreement.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 8.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically stated otherwise in such filing.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated June 11, 2007, issued by Internet Capital Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
INTERNET CAPITAL GROUP, INC.
Date: June 11, 2007	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	General Counsel, Managing Director & Secretary

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release, dated June 11, 2007, issued by Internet Capital Group, Inc.